                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                        AIR PRODUCTS AND CHEMICALS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                        AIR PRODUCTS AND CHEMICALS, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[Air Products Logo]

    ----------------------------------------------------------------------------

    AIR PRODUCTS AND CHEMICALS, INC.
    7201 Hamilton Boulevard
    Allentown, PA 18195-1501

    December 14, 1998

    Dear Shareholder:

    On behalf of your Board of Directors, I am pleased to invite you to attend the 1999 Annual Meeting of Shareholders of Air Products and Chemicals, Inc. The meeting will be held on Thursday, January 28, 1999, at 2:00 p.m., in the Tompkins College Center Theater at Cedar Crest College in Allentown, Pennsylvania.

    The attached Notice of Annual Meeting and Proxy Statement describe the business to be conducted at the meeting, including the election of five directors. The Board of Directors has nominated Ms. Ursula F. Fairbairn and Messrs. Robert Cizik, John P. Jones III, Joseph J. Kaminski, and Ruud F.M. Lubbers.

    It is important that your shares be represented at the meeting, regardless of the number you may hold. WHETHER OR NOT YOU CAN BE PRESENT IN PERSON, PLEASE SIGN, DATE, AND RETURN YOUR PROXY AS SOON AS POSSIBLE. If you do attend, your proxy can be revoked at your request in the event you wish to vote in person. A summary report of actions taken at the meeting will be available upon request with the financial results of the first quarter of fiscal year 1999.

    We look forward to seeing you at the meeting.

    Cordially,

    /s/ Harold A. Wagner

    HAROLD A. WAGNER
    Chairman of the Board and
    Chief Executive Officer

                            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                           TO BE HELD
                                        JANUARY 28, 1999

                 To the Holders of Common Stock of
                    Air Products and Chemicals, Inc.

                 The Annual Meeting of Shareholders of Air Products and Chemicals, Inc., a Delaware corporation, will be held in the Tompkins College Center Theater at Cedar Crest College in Allentown, Pennsylvania, on Thursday, January 28, 1999, at 2:00 p.m. for the following purposes:

                      1. To elect five directors each for a three-year term.

                      2. To ratify the appointment of independent certified
                         public accountants for the fiscal year ending September 30, 1999.

                      3. To transact such other business as may properly come
                         before the meeting or any adjournment thereof.

                 Shareholders of record at the close of business on November 30, 1998, are entitled to receive notice and to vote at the meeting. A complete list of such shareholders will be open for examination by any shareholder for any purpose germane to the meeting at the Company's office at 7201 Hamilton Boulevard, Allentown, Pennsylvania 18195-1501, for a period of ten days prior to the meeting.

                 If you do not plan to attend the meeting in person, you are urged to vote, sign, date and mail the enclosed proxy immediately. The proxy is revocable and will not affect your right to vote in person in the event you find it convenient to attend the meeting.

                 By order of the Board of Directors

                    /s/ James H. Agger
                 JAMES H. AGGER
                 Senior Vice President, General Counsel
                 and Secretary

                 December 14, 1998

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING..............    1

  AGENDA ITEM NO. ONE: ELECTION OF DIRECTORS................    1

     The Board of Directors.................................    1

     Nominees for Director..................................    2

     Directors Continuing in Office.........................    3

     Meetings and Committees of the Board...................    6

     Other Relationships and Transactions...................    7

     Remuneration of Directors..............................    7

     Director Term Limitation and Retirement Policy.........    8

  AGENDA ITEM NO. TWO: RATIFICATION OF APPOINTMENT OF
     INDEPENDENT ACCOUNTANTS................................    8

  OTHER MATTERS.............................................    9

ADDITIONAL INFORMATION FOR SHAREHOLDERS.....................    9

  COMPENSATION OF EXECUTIVE OFFICERS........................    9

     Report of the Management Development and Compensation
      Committee.............................................    9

     Compensation and Option Tables.........................   12

     Stock Performance Information..........................   16

     Pension Plans..........................................   16

     Certain Agreements With Executive Officers.............   17

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
     MANAGEMENT.............................................   18

     Section 16(a) Beneficial Ownership Reporting
      Compliance............................................   21

  INFORMATION ABOUT VOTING AND THE CONDUCT OF THE 1999
     ANNUAL MEETING.........................................   21

     Voting by Proxy........................................   21

     Quorum Requirements and Voting Procedures..............   22

     Proxy Solicitation.....................................   23

  SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING.........   23

[Air Products Logo]

              ------------------------------------------------------------------

              AIR PRODUCTS AND CHEMICALS, INC.
              7201 Hamilton Boulevard
              Allentown, PA 18195-1501

                         ANNUAL MEETING OF SHAREHOLDERS
                                JANUARY 28, 1999

                                PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Air Products and Chemicals, Inc., a Delaware corporation (the "Company" or "Air Products"), to be used at the Annual Meeting of Shareholders of the Company to be held January 28, 1999, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

                   AGENDA ITEM NO. ONE: ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS

The Board of Directors currently has 14 positions. Due to the retirement of Dr. Ruth M. Davis in accordance with the Company's term limitation and retirement policy for directors and assuming the election by the shareholders of the five persons standing for election as directors on January 28, 1999, the Board will have 13 members after the Annual Meeting. The Board is divided into three classes, with each director normally elected to serve for a three-year term and one full class of directors to be elected at each Annual Meeting.

At this year's meeting, Ms. Ursula F. Fairbairn and Messrs. Robert Cizik, John
P. Jones III, Joseph J. Kaminski, and Ruud F. M. Lubbers, five incumbent Class I directors whose terms are currently scheduled to expire at the 1999 Annual Meeting, have been nominated for re-election for three-year terms as Class I directors.

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE "FOR" THE ELECTION TO THE BOARD OF DIRECTORS OF MS. FAIRBAIRN AND MESSRS. CIZIK, JONES, KAMINSKI, AND LUBBERS.

The following pages set forth information regarding the nominees for election as well as information about the directors whose terms of office do not expire this year. Each such director has consented to being named as nominee for director and agreed to serve if elected. All of the nominees are currently directors and all have been elected by the shareholders at prior meetings, except for Ms. Fairbairn, who was elected as a Class I director by the directors in July 1998 and Mr. Jones, who was elected as a Class I director by the directors in September 1998.

Under applicable Delaware law, directors must be elected by a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Thus, the nominees for election to the Board of Directors receiving the greatest number of the affirmative votes cast, up to the number of directors to be elected, will be elected as directors. Proxies will be voted for the election of all five of the foregoing nominees unless instructions to "withhold" votes are set forth on the proxy card, although withholding votes will not influence voting results so long as a quorum is present. Abstentions may not be specified as to election of directors. Under the rules of the New York Stock Exchange, Inc. brokers who hold shares in street name for customers have the authority to vote on certain matters when they have not received instructions from their customers, the beneficial owners of the shares. Under these rules, it is currently expected that brokers that do not receive instructions will be entitled to vote on the election of the foregoing five nominees for director. If, as a result of circumstances not known or unforeseen, any of such nominees become unavailable to serve as a director, proxies will be voted for the election of any other person or persons as the Board of Directors may select.

Information follows with regard to the age, business experience and certain Board committee memberships as of November 1, 1998 of the nominees for directors and the directors continuing in office.
--------------------------------------------------------------------------------
NOMINEES FOR DIRECTOR:
--------------------------------------------------------------------------------
Class I -- To serve until the annual election of directors in 2002 or until their successors are elected and qualified.
--------------------------------------------------------------------------------

[PHOTO OF ROBERT CIZIK]
                   ROBERT CIZIK, age 67. Former Chairman of the Board of Cooper Industries, Inc. Director of the Company since 1992. Member of the Executive, Finance, and Management Development and Compensation Committees. Mr. Cizik joined Cooper Industries, Inc., a diversified, worldwide manufacturing company, in 1961 and served in various financial, planning and management positions prior to becoming President and Chief Operating Officer in 1973. He served as Cooper's Chief Executive Officer from 1975 to 1995, and served as Chairman of the Board from 1983 until his retirement in 1996. Mr.
Cizik is a director of Harris Corporation, Temple-Inland, Inc., and Stanadyne Automotive Corp., where he also serves as non-executive Chairman.

--------------------------------------------------------------------------------

[PHOTO OF URSULA F. FAIRBAIRN]
                   URSULA F. FAIRBAIRN, age 55. Executive Vice President, Human Resources and Quality of American Express Company. Director of the Company since 1998. Ms. Fairbairn joined
                   American Express Company, a travel and financial services company, in 1996 as Executive Vice President, Human Resources and Quality. Prior to joining American Express, Ms. Fairbairn was Senior Vice President, Human Resources at Union Pacific Corporation, and had previously held several marketing and human resources positions at IBM Corporation. She is a director of VF Corporation.

--------------------------------------------------------------------------------

[PHOTO OF JOHN P. JONES III]
                   JOHN P. JONES III, age 48, President and Chief Operating Officer of the Company. Director of the Company since 1998. Mr. Jones joined the Company in 1972 and following various commercial assignments in Company joint ventures and subsidiaries, was appointed Vice President and General Manager of the Company's Environmental/Energy Division in 1988. He was appointed Group Vice President of the Company's Process System Group in 1992 and in 1993 was transferred to Air Products Europe, Inc. where he was named President. In 1996, Mr. Jones returned to the U.S. where he was elected
Executive Vice President -- Gases and Equipment. He was elected to his present position effective October 1, 1998.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOMINEES FOR DIRECTOR:
--------------------------------------------------------------------------------
Class I -- Continued
--------------------------------------------------------------------------------

[PHOTO OF JOSEPH J. KAMINSKI]
                   JOSEPH J. KAMINSKI, age 59. Corporate Executive Vice President of the Company. Director of the Company since 1996. Member of the Environmental, Safety and Public
                   Policy Committee.  Mr. Kaminski joined the
                   Company in 1965 as a project engineer and held various positions in Corporate Planning, Treasury, and Controllership. He became Vice President -- Corporate Planning in 1988, President -- Air Products Europe, Inc. in 1990, and Executive Vice President -- Gases and Equipment in 1993. Mr. Kaminski assumed his present position in 1996. He is Chairman of the International Oxygen Manufacturers
Association, a director of the National Association of Manufacturers and the Pacific Basin Economic Council, and a trustee of the Manufacturers' Alliance for Productivity and Innovation and the Committee for Economic Development.

--------------------------------------------------------------------------------

[PHOTO OF RUUD F. M. LUBBERS]
                   RUUD F. M. LUBBERS, age 59. A Minister of State and the former Prime Minister of the Netherlands. Director of the Company since 1995. Member of the Finance and Environmental, Safety and Public Policy Committees.
                   Mr. Lubbers held senior level positions within the Dutch government for over twenty years. Between 1973 and 1977, he served as Minister for Economic Affairs, in 1978 he became Parliamentary leader of the Christian Democratic Alliance, and he was Prime Minister from 1982 until 1994. Mr. Lubbers is a professor of international economics and globalization.
He teaches at the Katholic University Brabant and at the John F. Kennedy School of Government at Harvard University. He chairs several entities sponsored by the Dutch government, including the Advisory Council International Affairs, the Mining Council, and the TNO Delft Technology Research Institute. He also holds chair positions at the Institute of Foreign Relations in The Hague and the Tinbergen Institute. Mr. Lubbers serves as a director of Content Beheer B.V. and Mercon.

--------------------------------------------------------------------------------
DIRECTORS CONTINUING IN OFFICE:
--------------------------------------------------------------------------------
Class II -- To serve until the annual election of directors in 2000 or until their successors are elected and qualified.
--------------------------------------------------------------------------------

[PHOTO OF L. PAUL BREMER III]
                   L. PAUL BREMER III, age 57. Managing Director of Kissinger Associates. Director of the Company since 1993. Chairman of the Nominating and Corporate Governance Committee and member of the Environmental, Safety and Public Policy Committee. Former Ambassador Bremer joined Kissinger Associates, a strategic consulting firm headed by former Secretary of State, Henry Kissinger, in 1989 following a
                   23 year career in the United States Diplomatic Service. Ambassador Bremer held various assignments including political, economic and commercial officer at the American Embassies in Afghanistan and Malawi and Deputy Chief of Mission and charge d'affaires at the American Embassy in Oslo, Norway. He was appointed Executive Secretary of the State Department and Special Assistant to the Secretary of State in 1981. In 1983, he was named United States Ambassador to the Netherlands and in 1986 he was appointed Ambassador-at-Large for Counter-Terrorism. Ambassador Bremer is also a director of Akzo Nobel N.V., Vivid Technologies, Inc., and the Netherland-America Foundation.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
DIRECTORS CONTINUING IN OFFICE:
--------------------------------------------------------------------------------
Class II -- Continued
--------------------------------------------------------------------------------

[PHOTO OF EDWARD E. HAGENLOCKER]
                   EDWARD E. HAGENLOCKER, age 58. Vice Chairman of Ford Motor Company and Chairman of Visteon Automotive Systems. Director of the Company since 1997. Member of the Audit and Nominating and Corporate Governance Committees.
                   Mr. Hagenlocker joined Ford Motor Company as a research scientist in 1964 and later held engineering management positions in Product Development, Chassis Division, Body and Electrical Product Engineering, Climate Control Division, and Truck Operations. In 1986, he was elected a Ford vice president and named General Manager of Truck
Operations. Mr. Hagenlocker was appointed Vice President of General Operations for Ford North American Automotive Operations ("NAAO") in 1992 and Executive Vice President of NAAO in 1993. He was elected President of Ford Automotive Operations in 1994 and Chairman, Ford of Europe in 1996. He assumed his current positions of Vice Chairman of Ford Motor Company in 1996 and Chairman of Visteon Automotive Systems in 1997. Mr. Hagenlocker will retire as Vice Chairman of Ford Motor Company and as Chairman of Visteon Automotive Systems effective January 1, 1999. Visteon Automotive Systems, formerly Ford's Automotive Components Group, is an enterprise of Ford Motor Company.
Mr. Hagenlocker serves as a director of The Hertz Corporation, an affiliate of Ford Motor Company, and as a director of Boise Cascade Corporation.

--------------------------------------------------------------------------------

[PHOTO OF TERRY R. LAUTENBACH]
                   TERRY R. LAUTENBACH, age 60. Former Senior Vice President of International Business Machines Corporation. Director of the Company since 1991. Chairman of the Management Development and Compensation Committee and member of the Nominating and Corporate Governance Committee. Mr. Lautenbach joined IBM in 1959 and held numerous positions in the marketing area until becoming IBM Vice President --
                   Marketing in 1984, President -- Communication Products Division in 1985, Vice President and
                   Group Executive -- Information Systems and Communications Group in 1986, and Senior Vice President and General Manager
in 1988. Mr. Lautenbach served as Senior Vice President and was a member of IBM's Management Committee from 1990 to 1992. He serves as a director of CVS Corp., Footstar Corp., and Varian Associates, Inc.

--------------------------------------------------------------------------------

[PHOTO OF HAROLD A. WAGNER]
                   HAROLD A. WAGNER, age 63. Chairman of the Board and Chief Executive Officer of the Company. Director of the Company since 1991. Chairman of the Executive Committee and member of the Finance Committee. Mr. Wagner joined the Company in 1963 and held various positions of increasing responsibility becoming Vice President, Sales, Industrial Gas Division -- U.S. in 1981. He became Vice
                   President -- Planning in 1982, Vice President -- Business Divisions, Chemicals Group in 1987, President of Air
                   Products Europe, Inc. in 1988, Executive Vice
                   President -- Gases and Equipment in 1990, President and Chief Operating Officer in 1991, and Chairman of the Board and Chief Executive Officer in 1992. Mr. Wagner is a director of United Technologies Corporation, CIGNA Corporation, Daido Hoxan, Inc., and the Chemical Manufacturers Association, and a trustee of Lehigh University and the Eisenhower Exchange Fellowships, Inc.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
DIRECTORS CONTINUING IN OFFICE:
--------------------------------------------------------------------------------
Class III -- To serve until the annual election of directors in 2001 or until their successors are elected and qualified.
--------------------------------------------------------------------------------

[PHOTO OF TOM H. BARRETT]
                   TOM H. BARRETT, age 68. Partner in American Industrial Partners, a private investment partnership, since 1992. Prior to this, he was Chairman of the Board, President and Chief Executive Officer of The Goodyear Tire & Rubber Company until his retirement in 1991. Director of the Company since 1990. Chairman of the Finance Committee and member of the Executive and Management Development and Compensation Committees. Mr. Barrett joined The Goodyear Tire & Rubber Company, a major producer of tires, in 1953 and held numerous positions in the technical and production areas. He was elected an officer of the Company in 1976, a director in 1979, and President and Chief Operating Officer in 1982. He became Chief Executive Officer in 1988 and Chairman in 1989. Mr. Barrett is a director of A. O. Smith Corporation, Mutual Life Insurance of New York, and Rubbermaid, Inc.

--------------------------------------------------------------------------------

[PHOTO OF JAMES F. HARDYMON]
                   JAMES F. HARDYMON, age 64, Chairman of Textron Inc. Director of the Company since 1997. Member of the Audit and Management Development and Compensation Committees.
                   Mr. Hardymon joined Textron Inc., a global, multi-industry company with core businesses of aircraft, automotive, industrial and finance, in 1989 as President and Chief Operating Officer. He became Chief Executive Officer in
                   1992, and assumed the title of Chairman in 1993. Prior to joining Textron, Mr. Hardymon was President, Chief Operating Officer and a director of Emerson Electric Co. He is a director of Circuit City Stores, Inc., Lexmark International, Inc., Championship Auto Racing Teams, Inc., Fleet Financial Group, Inc., and Schneider S.A.

--------------------------------------------------------------------------------

[PHOTO OF TAKEO SHIINA]
                   TAKEO SHIINA, age 69. Chairman of IBM Japan, Ltd. Director of the Company and Chairman of the Company's Japanese Advisory Council since 1993. Member of the Environmental, Safety and Public Policy and Nominating and Corporate Governance Committees. Mr. Shiina joined IBM Japan, Ltd. in 1953 and thereafter held marketing, operations and corporate staff positions. Mr. Shiina was elected President of IBM Japan, Ltd. in 1975, became its President and Chief Executive Officer in 1978, and its Chairman and Chief Executive
                   Officer in January 1993. He was elected Vice President of International Business Machines Corporation (U.S.) in 1989 and served until March 1993. Mr. Shiina assumed his current position and became Chairman of the IBM Japan Advisory Board in March 1993. Mr. Shiina is a director of IBM Asia Pacific, AMP Incorporated, HOYA Corp., and Proudfoot PLC. He is Senior Advisor of Bankers Trust Company, Japan, and serves on the European Advisory Board of Bankers Trust Company.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
DIRECTORS CONTINUING IN OFFICE:
--------------------------------------------------------------------------------
Class III -- Continued
--------------------------------------------------------------------------------

[PHOTO OF LAWRASON D. THOMAS]
                   LAWRASON D. THOMAS, age 64. Former Vice Chairman of Amoco Corporation. Director of the Company since 1994. Chairman of the Audit Committee and member of the Finance Committee.
                   Mr. Thomas joined Amoco Chemical Company, a subsidiary of Amoco Corporation, an integrated petroleum company, in 1958. He held various sales, marketing and administrative positions with Amoco's chemical and oil subsidiaries before being named Amoco Oil Company's Vice President of Operations, Planning, and Transportation in 1976, Executive Vice President in 1979, and President in 1981. He was elected a director of Amoco Corporation in 1989, Executive Vice President in 1990 and assumed the position of Vice Chairman in 1992. Mr. Thomas retired as Vice Chairman and from the Board of Directors of Amoco Corporation effective January 1, 1996 and continued until April 1996 as senior advisor to the Chairman and a senior representative to international trade groups, partners and governments.

--------------------------------------------------------------------------------
MEETINGS AND COMMITTEES OF THE BOARD

The Board of Directors of the Company met ten times during fiscal year 1998. During the year, the average attendance of directors at meetings of the Board of Directors and meetings of committees of the Board to which they belonged was approximately 88%. Mr. Shiina, who resides in Tokyo, Japan, attended less than 75% of such meetings.

The Board has six standing committees. These committee memberships are indicated in the preceding biographical information.

The Audit Committee consists of three directors, none of whom is an employee of the Company. The Committee, which met three times in fiscal year 1998, reviews significant matters relating to the audit and internal controls of the Company, reviews the results of audits by the Company's independent auditors, reviews the activities of the internal audit staff, and recommends selection of the Company's independent auditors for approval by the Board, subject to ratification by the shareholders. The Committee reviews and transmits to the Board the audited financial statements of the Company after the close of each fiscal year.

The Environmental, Safety and Public Policy Committee, which consists of six directors, met once during the last fiscal year. The Committee is responsible for monitoring for and reporting to the Board regarding Company responses to issues and matters of concern in such areas as environmental compliance, safety, government, political and economic matters, community relations, and corporate and foundation philanthropic programs and charitable contributions.

The Executive Committee, which consists of four directors, did not meet during fiscal year 1998. Such Committee has authority to act on most matters during intervals between Board meetings.

The Finance Committee, which consists of five directors, met three times in fiscal year 1998. The Committee reviews the Company's financial policies, keeps informed of its operations and financial condition, including requirements for funds, advises the Board concerning sources and disposition of Company funds, evaluates investment programs, and reviews the Company's continuing financial arrangements and methods of external financing.

The Management Development and Compensation Committee, which consists of four nonemployee directors, met six times in fiscal year 1998. The Committee provides advice in connection with the Company's succession planning, establishes the Company's executive compensation policies, oversees the administration of the incentive compensation plans for executives and key employees, and reviews the actions of those responsible for the administration of the Company's pension and savings plans, from time to time approving amendments to such incentive, pension and savings plans on behalf of the Board. The Committee is also charged with the responsibility of approving the individual salary, bonus and incentive plan awards of the chief executive officer, the other executive officers and certain other senior executives, and for annually reviewing with the Board of Directors the performance of the chief executive officer.

The Nominating and Corporate Governance Committee, which consists of five nonemployee directors, met three times during the last fiscal year. The Committee reviews possible director candidates and makes recommendations to the Board concerning nominees to serve on the Board of Directors. The Committee also recommends for Board approval the functions and schedules of the Board and of its various committees and the membership of the committees; director remuneration, plans and programs; and Board tenure and retirement policies.

The Company's By-Laws, as amended, provide that any shareholder of record who is entitled to vote for the election of directors may nominate persons for election as directors, but only if timely written notice in proper form of the intent to make a nomination at a meeting of shareholders is received by the Secretary of the Company. To be timely, the notice must be received within the time frame discussed on page 23. To be in proper form, the notice must include each nominee's written consent to be named as nominee and to serve, if elected, and contain prescribed information about the proponent and each nominee, including such information about each nominee as would have been required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission had such nominee been nominated by the Board of Directors.

OTHER RELATIONSHIPS AND TRANSACTIONS

During the past fiscal year, the Company has had commercial transactions in the ordinary course of business with industrial corporations, banks, universities and other entities with which certain of the directors are or were affiliated, as indicated on pages 2-6 of this Proxy Statement. Such transactions arose out of negotiations between the parties conducted at arm's length in competitive situations, were on the same basis as those with nonaffiliated companies, and the Company believes them to have been fair. The Company does not believe that the interest of any such director in the transactions is material either to the Company or to the individual involved. The Company anticipates that it will continue to have similar transactions with such entities in the future.

REMUNERATION OF DIRECTORS

Directors who are not employees of the Company are paid an annual retainer of $48,000 ($51,000 for committee chairpersons). No meeting fees are paid for Board or committee meetings. In order to more closely align the interests of the directors with those of the shareholders, $12,000 of this retainer is paid in deferred stock units under the deferred compensation plan for directors. At the option of the director, the remaining retainer is paid either in cash, or credited to the interest account or to additional deferred stock units under the deferred compensation plan. Nonemployee directors receive a grant of 400 deferred stock units upon initial election to the Board and nonemployee directors who are members of the Board immediately following the annual meeting of shareholders receive an annual grant of 400 deferred stock units. As described more completely in the next paragraph, deferred stock units will be paid by delivery of shares of Company common stock to the director following the end of service on the Board.

Under the deferred compensation plan for directors, nonemployee directors are permitted to defer receiving payment of all or a portion of their retainers otherwise payable quarterly in cash, until after their Board service ends. At the choice of the director, the amount of such elective deferrals may be credited to an unfunded interest account which is deemed to earn interest at Moody's long-term "A"-rated industrial bond rate; or to an unfunded Company common stock account and converted to deferred stock units by dividing the dollar amount credited by the market value of a share of Company common stock on the date credited. In the stock account, amounts equivalent to dividends paid on Company common stock are deemed reinvested in further deferred stock units. There are no voting rights attached to the deferred stock units. Payments of deferred compensation can be made in a lump sum or in up to ten installments, as elected by the director. Payment of amounts credited to the interest account is in the form of cash and payment of deferred stock units is made in shares of Company common stock. In the case of the death of a director or a change in control of the Company (as defined in the plan) followed by a director's cessation of Board service, the director's entire plan account is payable immediately in a single cash lump sum.

Each year under the Company's stock option plan for directors, directors who have not been Company employees and who are members of the Board immediately following the annual meeting of shareholders, receive an option to purchase 2,000 shares of Company common stock at market value on the date of grant. Each option becomes exercisable six months after grant, and remains exercisable for 10 years after grant unless Board service ceases before six years (other than for disability or death).

Nonemployee directors are reimbursed for expenses incurred in performing their duties as directors. Also, members of the Company's Japan Advisory Council, including Mr. Shiina, and members of the Company's European Advisory Council, including Mr. Lubbers, each receive an annual fee of $15,000 for serving on such respective Council, along with reimbursement of their expenses incurred in performing related duties.

DIRECTOR TERM LIMITATION AND RETIREMENT POLICY

The Company's term limitation and retirement policy for directors limits directors to four three-year terms or 12 years of Board service. Further, directors who have never been Company employees are to tender their resignation for consideration by the Nominating and Corporate Governance Committee upon a change in principal position or identity other than due to normal retirement and are not to stand for election to a term during which age 71 would be achieved. Finally, directors who are also Company employees, including the chief executive officer, must retire from the Board upon retirement from active employment with the Company. Company policy requires the chief executive officer and other executive officers to retire from Company employment at age 65.

                      AGENDA ITEM NO. TWO: RATIFICATION OF
                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

At its meeting held on November 19, 1998, the Board of Directors of the Company upon recommendation of its Audit Committee approved the designation of Arthur Andersen LLP of Philadelphia, Pennsylvania, as independent certified public accountants for the Company for the fiscal year ending September 30, 1999, subject to ratification by the shareholders at the Annual Meeting. This accounting firm has performed such service since 1948.

A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting of Shareholders. Such representative will be offered the opportunity to make a statement and will be available to respond to appropriate questions.

Under applicable Delaware law and the Company's By-Laws, as amended, the outcome of this agenda item will be determined by the vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and having voting power on this matter. Proxies marked as abstaining will be counted in the tabulation of the vote cast and, thus, will have the effect of a vote against the proposal. Under New York Stock Exchange Rules, brokers that do not receive instructions from their customers may nevertheless vote on the matter.

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

                                 OTHER MATTERS

As of the date of delivery of the text of this Proxy Statement to the printer, the Board of Directors and management of the Company knew of no business that will be presented for action at the meeting other than referred to in the foregoing Notice of Annual Meeting of Shareholders and this Proxy Statement. However, if any other matter should properly come before the meeting or any adjournment thereof, including proposals excluded from the Proxy Statement pursuant to Securities and Exchange Commission Rule 14a-8, it is the intention of the proxyholders named on the proxy card to take such action as shall be in accordance with their best judgment.

                    ADDITIONAL INFORMATION FOR SHAREHOLDERS

                       COMPENSATION OF EXECUTIVE OFFICERS

REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

COMPENSATING EXECUTIVE OFFICERS. The Management Development and Compensation Committee of the Company's Board of Directors (the "Committee"), comprised of four nonemployee directors, is responsible for determining and administering all of the compensation policies and plans for Company executive officers. Executive officers are paid for individual performance and responsibility, with a significant amount of total compensation paid on a variable basis predicated upon specific performance standards (commonly referred to as "pay at risk"). This at risk portion is tied to both the annual and longer-term financial performance of the Company, as well as to the creation of incremental shareholder value which is expected to result from achieving an above average return on shareholders' equity in combination with sustained long-term growth. The financial goals used to guide the Company's investment decisions and evaluate its overall performance are also used in the Company's management compensation program, the primary elements of which are base salary, cash bonus, and stock-based intermediate and long-term compensation.

The Committee specifically determines each executive officer's individual salary, annual cash bonus, and stock-based incentive awards. Each year the Committee sets target levels for salary and bonus awards by reference to the median level for executive compensation reported by compensation surveys, and guidelines for numbers of units of intermediate and long-term incentives intended to provide stock-based compensation opportunity valued above the compensation survey median. Since a large portion of the compensation opportunity is determined by performance-based variables, total compensation may be above or below the median based on individual and/or Company performance. The Committee uses survey data for industrial companies with annual revenues of three to ten billion dollars, and focuses on chemical and nondurable manufacturing companies in particular.

Variable, performance-based components of compensation paid and awarded in fiscal year 1998 were progressively greater for higher level positions in order to encourage these individuals to manage from the perspective of owners with an equity stake in the Company. The approximate range was 65 to 80 percent variable compensation for the five executives named in this Proxy Statement.

No compensation paid to the Company's executive officers for 1998 will exceed the deduction limit under Section 162(m) of the Internal Revenue Code of 1986 which applies to nonperformance-based compensation in excess of $1,000,000 paid to any of the five most highly compensated executive officers. However, the Committee may in the future authorize payment of compensation that is subject to the deduction limit.

1998 ANNUAL CASH COMPENSATION -- BASE SALARY. Late in fiscal year 1997, the Committee fixed the fiscal year 1998 salaries for Mr. Wagner and each of the other executive officers. The Committee considered pay data for comparable positions derived from the compensation surveys; individual performance, position in salary range, and time since last increase; and, most importantly, the

Company's overall performance as related to Mr. Wagner's leadership and the impact of the other executive officers on the business.

BONUS. The shareholder-approved Annual Incentive Plan provides that in granting annual cash bonuses the Committee consider the Company's performance for the fiscal year based upon the measure or measures of performance selected by the Committee. The plan also sets a maximum individual annual bonus limit of the lesser of $2,000,000 or 150% of the recipient's most recent annualized base salary rate.

At the beginning of fiscal year 1998, the Committee adopted performance objectives for the year and established an objective formula for computing bonus awards for the chief executive officer and other executive officers which, applied to the target bonus for each position, established a maximum dollar bonus payment for each of them. These performance objectives were based on return on shareholders' equity (ROE) and growth in net income. Following the end of the year, in addition to establishing the maximum bonus by measuring performance against the performance objectives, the Committee also considered growth in revenues, growth in net income, total return to shareholders, the overall economic environment, and the performance of each of the other companies besides Air Products included in the Standard & Poor's Chemicals Index or the Dow Jones Specialty Chemicals Index for a single year and over multiple years, to determine the actual bonus award level. Further, in determining Mr. Wagner's actual bonus, the Committee made use of its 1998 CEO performance review focusing on objectives developed by the Committee to evaluate Mr. Wagner's leadership to the Company, its various stakeholders, and the Board of Directors.

At the November 1998 meeting, the Committee completed its assessment of the Company's and Mr. Wagner's performance and set 173% of the 1998 target bonus guideline as the overall bonus award level for fiscal year 1998, including for Mr. Wagner's award.

STOCK-BASED COMPENSATION. This compensation component is particularly important since it reflects the Company's capital intensive business portfolio which requires long-term commitments for success. There have been two main forms of awards -- stock options and performance-based deferred stock units known as Performance Shares -- granted since shareholders approved the 1997 Long-Term Incentive Plan in 1996. Stock option awards provide gains to executives only if the stock price improves after grant and Performance Shares are earned and paid out only if pre-established performance objectives are achieved. Ten-year market-priced stock options have been granted annually, complemented in fiscal year 1997 and again this fall in fiscal year 1999 by a two-year performance program consisting of awards of five-year premium-priced options and Performance Shares intended to emphasize the importance of intermediate-term financial performance.

In the fall of 1997, all of the executive officers received the annual grant for fiscal year 1998 of market-priced stock options made within the guideline award range for their respective salary grade level, reflecting their position and responsibilities at the time of grant. These options become exercisable in one-third, annual increments beginning in October 1998. At the same time and for the express purpose of securing Air Products' future leadership during the transition of the Company's businesses and leadership into the next century, the Committee granted Messrs. Jones and Gadomski a second award of market-priced options with delayed exercisability beginning in one-third, annual increments in January 2000.

Performance Shares granted under the first two-year performance program were earned following the end of fiscal year 1998 based upon Air Products' 1998 earnings per share and operating group net income performance which exceeded the goals set for the 1997 and 1998 performance period. The second two-year performance program is intended to build on this profit growth momentum and to link executive compensation more closely with asset management so as to improve capital productivity, underscoring the importance of managing Air Products' assets consistent with our capital plans while ensuring significant levels of return on the growing asset base. Performance Shares have been granted with earn out depending principally on the Company's operating return on net assets achieved by 2000, along with five-year premium-priced options exercisable after two years at $40 per share.

CONCLUSION. The management compensation program is deliberately designed to align the Air Products management team to drive for achievement of clear and specific operating, business, and financial results and objectives in support of the Company's long-term growth and other directional strategies to build shareholder value.

               Management Development and Compensation Committee
                         Terry R. Lautenbach, Chairman
                                 Tom H. Barrett
                                  Robert Cizik
                               James F. Hardymon

COMPENSATION AND OPTION TABLES

TABLE 1 presents before-tax information concerning compensation earned, paid to, awarded or accrued for services by the chief executive officer and four other most highly compensated executive officers of the Company as of the end of fiscal year 1998, during fiscal years 1996, 1997, and 1998 including Career Share awards (referred to under the column "Restricted Stock Awards") granted under the 1990 Deferred Stock Plan, stock options granted under the 1997 Long-Term Incentive Plan, and Performance Share awards earned under the 1997 Long-Term Incentive Plan (referred to under the column "LTIP Payouts"). TABLE 2 presents more detailed information concerning the foregoing stock option awards granted in fiscal year 1998 to the individuals named in Table 1, and TABLE 3 presents information as to options exercised and held by such persons in fiscal year 1998.

                                    TABLE 1

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                ANNUAL COMPENSATION                     COMPENSATION AWARDS
                                         ----------------------------------   ----------------------------------------
                                                                                             SECURITIES
                                                               OTHER ANNUAL   RESTRICTED     UNDERLYING        LTIP
                                FISCAL    SALARY     BONUS     COMPENSATION   STOCK AWARD   STOCK OPTIONS    PAYOUTS
 NAME AND PRINCIPAL POSITION     YEAR     ($)(1)     ($)(1)       ($)(2)       ($)(3)(6)       (#)(4)       ($)(5)(6)
 ---------------------------    ------   --------   --------   ------------   -----------   -------------   ----------
Harold A. Wagner..............   1998    $827,596   $986,965     $      0      $      0        110,000      $1,501,950
  Chairman and                   1997    $777,443   $874,000     $      0      $      0        220,000      $        0
  Chief Executive                1996    $738,077   $473,000     $      0      $390,450        100,200      $        0
  Officer
James H. Agger................   1998    $321,093   $246,785     $      0      $      0         25,000      $  500,650
  Senior Vice                    1997    $309,000   $221,000     $      0      $      0         50,000      $        0
  President,                     1996    $295,577   $119,000     $      0      $130,150         24,200      $        0
  General Counsel and
  Secretary
Robert E. Gadomski............   1998    $400,962   $363,300     $      0      $      0        100,000      $  750,975
  Executive Vice                 1997    $351,346   $326,000     $      0      $      0        100,000      $        0
  President,                     1996    $311,538   $162,000     $      0      $156,180         32,000      $        0
  Chemicals, Asia, and Latin
  America
John P. Jones III.............   1998    $400,962   $363,300     $      0      $      0        100,000      $  750,975
  President and                  1997    $351,346   $326,000     $ 44,222      $      0        100,000      $        0
  Chief Operating                1996    $305,268   $139,000     $268,556      $156,180         32,000      $        0
  Officer
Joseph J. Kaminski............   1998    $417,415   $363,300     $      0      $      0         50,000      $  750,975
  Corporate                      1997    $401,308   $326,000     $      0      $      0        100,000      $        0
  Executive                      1996    $384,423   $178,000     $      0      $208,240         40,000      $        0
  Vice President


                                 ALL OTHER
                                COMPENSATION
 NAME AND PRINCIPAL POSITION        (7)
 ---------------------------    ------------
Harold A. Wagner..............    $24,694
  Chairman and                    $23,211
  Chief Executive                 $25,198
  Officer
James H. Agger................    $ 9,602
  Senior Vice                     $ 9,228
  President,                      $ 8,908
  General Counsel and
  Secretary
Robert E. Gadomski............    $11,944
  Executive Vice                  $10,480
  President,                      $ 9,372
  Chemicals, Asia, and Latin
  America
John P. Jones III.............    $11,955
  President and                   $10,501
  Chief Operating                 $ 9,166
  Officer
Joseph J. Kaminski............    $12,463
  Corporate                       $11,985
  Executive                       $11,562
  Vice President

---------------
 (1) Amounts shown include cash compensation earned for services performed during each fiscal year, including amounts received by the executive as well as amounts earned but deferred at the election of the executive.

 (2) The value of perquisites and other personal benefits, if any, is not included, because in each instance the aggregate incremental cost to the Company for such benefits was below the Securities and Exchange Commission's ("SEC's") required disclosure thresholds. The amounts shown in this column for Mr. Jones are comprised of payments made under the Company's plans applicable to all employees who are U.S. citizens on international assignments for foreign cost of living and exchange rate adjustments, foreign housing costs and domestic housing management, and for tax equalization relating to his overseas assignment. Mr. Jones' overseas assignment concluded during fiscal year 1996.

 (3) Deferred stock units referred to as "Career Shares" granted in fiscal year 1996 under the 1990 Deferred Stock Plan, payable the earlier of two years following the executive's retirement, disability, or death. Amounts reported in the Table are based on the October 2, 1995 grant date market value of $26.03 per share (the mean of the high and low sale prices as reported on

     NYSE -- Composite Transactions, for that date as adjusted for the stock split effective June 15, 1998).

 (4) During a thirty-day period following a change in control of the Company as defined in the Long-Term Incentive Plan, pursuant to which the options were granted, such options can be canceled upon or surrendered for payment of 100% of the "spread" between the value of the shares of Company common stock subject to the option, as defined in such plan, and the option exercise price.

 (5) Deferred stock units known as "Performance Shares" granted in fiscal year 1997 under the Long-Term Incentive Plan, which were earned out and will be paid (or deferred) following the end of fiscal year 1998 because of attainment of pre-established performance objectives measured for the executive officers named in the Table by the corporate compound annual earnings growth rate for the two-year period ending 30 September 1998. Amounts reported in the Table are based on the market value of $40.3750 per share on 18 November 1998, the date the Committee determined the level of payout for the awards.

 (6) As of September 30, 1998, Mr. Wagner held an aggregate of 68,000 deferred stock units known as Career Shares and 37,200 deferred stock units known as Performance Shares determined to be earned out after the end of fiscal year 1998, with an aggregate value of $3,192,168; Mr. Agger held 14,200 Career Shares and 12,400 Performance Shares with an aggregate value of $807,145; Mr. Gadomski held 19,800 Career Shares and 18,600 Performance Shares with an aggregate value of $1,165,202; Mr. Jones held 18,800 Career Shares and 18,600 Performance Shares with an aggregate value of $1,134,858; and Mr. Kaminski held 25,800 Career Shares and 18,600 Performance Shares with an aggregate value of $1,347,265, such values determined in the same manner as were the amounts in the Table but based on the 1998 fiscal year-end $30.3438 market value of a share of Company common stock. Deferred stock units entitle the recipient to receive from the Company a share of Air Products stock and a cash payment equivalent to the dividends which would have accrued on a share of stock since the date of grant of the award. Payout of deferred stock units is subject to acceleration by the Committee upon a change in control of the Company as defined in the plan, under which circumstances the Committee may determine to pay any or all of the deferred stock units in cash in an amount per unit prescribed by a plan formula defining stock value. Deferred stock units are subject to forfeiture at the discretion of the Management Development and Compensation Committee for breaching any agreement with or obligation to the Company or engaging in certain specified activities including competing with the Company.

 (7) The amounts shown for fiscal years 1997 and 1998 are comprised solely and the amount shown for fiscal year 1996 is comprised principally of Company matching contributions and/or accruals (together, the "Company match") under the Company's qualified 401(k) and nonqualified supplementary defined contribution savings plans (together, the "Savings Plan") under which the Company matches 50% of each participant's Savings Plan elective salary reduction up to 6% of base pay (i.e., a 3% match). In addition, for fiscal year 1996 incidental amounts of interest deemed to be compensatory by the SEC are included for the portion of the interest accrued on such Savings Plan and certain deferred bonus accounts at a rate above 120% of the applicable federal long-term rate for the applicable period of compounding. No such compensatory interest was earned for fiscal years 1997 and 1998. Interest accrued on such deferred compensation at a rate below such a market rate is not included because it is not treated as compensatory by the SEC. The Savings Plan Company match for fiscal year 1996 for each of the persons named in the order shown is $22,143, $8,869, $9,347, $9,159 and $11,534, respectively.

                                    TABLE 2

                       OPTION GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS
-------------------------------------------------------------------------------   POTENTIAL REALIZABLE VALUE AT
                        NUMBER OF     PERCENT(%)                                     ASSUMED ANNUAL RATES OF
                        SECURITIES     OF TOTAL                                      STOCK PRICE APPRECIATION
                        UNDERLYING     OPTIONS                                     FOR TEN YEAR OPTION TERM(5)
                         OPTIONS      GRANTED TO    EXERCISE                     --------------------------------
                         GRANTED     EMPLOYEES IN     PRICE       EXPIRATION           5%               10%
         NAME             (#)(1)     FISCAL YEAR    ($/SH)(4)        DATE              ($)              ($)
         ----           ----------   ------------   ---------   ---------------  ---------------  ---------------
Harold A. Wagner......   110,000(2)      2.1%        $41.31     October 2, 2007    $2,857,760       $7,242,125
James H. Agger........    25,000(2)      0.5%        $41.31     October 2, 2007     $ 649,491       $1,645,938
Robert E. Gadomski....    50,000(2)      1.0%        $41.31     October 2, 2007    $1,298,982       $3,291,875
                          50,000(3)      1.0%        $41.31     October 2, 2007    $1,298,982       $3,291,875
John P. Jones III.....    50,000(2)      1.0%        $41.31     October 2, 2007    $1,298,982       $3,291,875
                          50,000(3)      1.0%        $41.31     October 2, 2007    $1,298,982       $3,291,875
Joseph J. Kaminski....    50,000(2)      1.0%        $41.31     October 2, 2007    $1,298,982       $3,291,875

---------------
(1) Nonqualified stock options which are nonassignable and nontransferable except to designated beneficiaries; or by will or by the laws of descent and distribution; or by gift to family members or to trusts of which only family members are beneficiaries. The option exercise price may be paid with previously owned shares and/or tax withholding obligations relating to exercise may be satisfied with previously owned shares and/or withholding shares purchased upon exercise. Outstanding options are subject to forfeiture at the discretion of the Management Development and Compensation Committee for breaching any agreement with or obligation to the Company or engaging in certain specified activities including competing with the Company. This Committee also retains discretion, subject to plan limits, to modify outstanding options. In general, options granted to executive officers, including the chief executive officer, terminate when employment ends except due to retirement, disability, or death.

(2) Become exercisable in one-third increments on the first three anniversaries of grant except that upon a change in control of the Company, as defined in the 1997 Long-Term Incentive Plan, there would be an automatic acceleration of their exercisability. During a thirty-day period following such a change in control, options can be canceled upon or surrendered for payment of 100% of the "spread" between the market value of the shares subject to the option, as defined in the Plan, and the option exercise price.

(3) One third become exercisable January 1, 2000, one third become exercisable January 1, 2001, and one third become exercisable January 1, 2002, except that upon a change in control of the Company, there would be an automatic acceleration of their exercisability, as explained in footnote 2 above.

(4) Granted at market value (the mean of the high and low sale prices on the October 1, 1997 grant date as reported on the NYSE -- Composite Transactions).

(5) Figures shown under "Potential Realizable Value" are the pre-tax gains which would be recognized at the end of the option terms if an executive exercised all of his 1998 options on the last day of the option terms and Air Products stock price had grown at the 5% and 10% assumed growth rates set by the SEC. The amounts shown are not intended to forecast possible future appreciation, if any, of the price of Air Products stock. Since granted at market value, no gain to the optionees is possible without an increase in stock price, which will benefit all shareholders commensurately.

                                    TABLE 3

                         AGGREGATED OPTION EXERCISES IN
               LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                            NUMBER OF
                                                                      SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                                       UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                                         VALUE       AT FISCAL YEAR END (#)       AT FISCAL YEAR END ($)(2)
                                      SHARES ACQUIRED   REALIZED   ---------------------------   ---------------------------
                NAME                  ON EXERCISE (#)    ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                ----                  ---------------   --------   -----------   -------------   -----------   -------------
Harold A. Wagner....................      30,680        $984,046     475,766        326,734      $4,342,484      $238,227
James H. Agger......................      15,640        $520,460     145,384         74,736      $1,632,318      $ 56,202
Robert E. Gadomski..................           0        $      0     187,878        194,002      $2,018,821      $ 88,814
John P. Jones III...................       4,840        $162,803     143,598        194,002      $1,379,431      $ 88,814
Joseph J. Kaminski..................      17,800        $377,075     208,410        146,670      $2,160,075      $100,323

---------------
(1) Before-tax amounts determined by subtracting the exercise price from the exercise date market value (the mean of the high and low sale prices on the exercise date as reported on the NYSE -- Composite Transactions).

(2) Derived by subtracting the aggregate of the option exercise prices from the 1998 fiscal year-end market value for all shares underlying outstanding in-the-money options granted for 1998 and earlier fiscal years. All such options were in-the-money at September 30, 1998 -- that is, the September 30, 1998 market value, $30.3438, exceeded the option exercise price -- except for premium-priced options granted in fiscal year 1997 and market-priced stock options granted in fiscal year 1998.

As a general matter, whether or not financial benefit will be derived from the exercise of options depends on the relationship between the market price of the underlying securities and the exercise price of the options, and on the executive's own investment decisions. To the extent that options have an exercise price above the market price ("out-of-the-money"), such options may ultimately confer no financial benefit to the executive as they may expire before they can be exercised profitably. Similarly, options "in-the-money" on a given date can become "out-of-the-money" due to price fluctuations in the stock market. Also, the value of the stock purchased on exercise may later decline to below the option exercise price before the stock is sold. For these reasons, the Company believes that placing a current value on outstanding options is highly speculative and that such valuations may not represent the true benefit, if any, that may be realized by an executive.

STOCK PERFORMANCE INFORMATION

The following graph compares the cumulative total shareholder returns, at each September 30 during the five-year period beginning September 30, 1993 and ending September 30, 1998, of (a) the Company's common stock, (b) the Standard & Poor's 500 Stock Index, (c) the Standard & Poor's Chemicals Index, and (d) for the first time this year, the Dow Jones Specialty Chemicals Index. The Dow Jones Specialty Chemicals Index, which includes 17 companies in addition to Air Products, is being added as a broader industry comparator since the S&P Chemicals Index has declined to only six companies plus Air Products. The graph assumes the investment of $100 on September 30, 1993 in Air Products common stock and in the S&P 500, the S&P Chemicals, and the Dow Jones Specialty Chemicals companies, and total shareholder return was calculated on the basis that in each case all dividends were reinvested.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

             COMPARISON OF FIVE-YEAR CUMULATIVE SHAREHOLDER RETURN
    AIR PRODUCTS, S&P 500, S&P CHEMICALS, AND DOW JONES SPECIALTY CHEMICALS
                    COMPARATIVE GROWTH OF A $100 INVESTMENT
                    (ASSUMES REINVESTMENT OF ALL DIVIDENDS)

                                                                     S&P            DJ SPEC
                               AIR PRODUCTS       S&P 500         CHEMICALS           CHEM
SEP-93                             100              100              100              100
SEP-94                             123              104              132              107
SEP-95                             140              135              156              132
SEP-96                             160              162              202              147
SEP-97                             231              228              263              172
SEP-98                             168              248              237              150

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PENSION PLANS

The Company funds a tax-qualified, defined benefit pension plan for virtually all U.S. employees, including the executives named in the Summary Compensation Table. Retirement income benefits for salaried employees are based upon the participant's years of credited service and average base salary for the highest three consecutive years during the final ten years of service ("Final Average Earnings"). In addition, the Company has an unfunded supplementary pension plan under which certain employees, including those named in the Summary Compensation Table, are provided pension benefits which cannot be paid under the qualified pension plan because of Internal Revenue Code limitations, as well as pension benefits which would be payable under the qualified plan if bonus payments made under the Annual Incentive Plan were taken into consideration in determining Final Average Earnings.

Table 4 shows the approximate annual retirement benefits payable to salaried employees retiring at age 65 in calendar year 1998, after selected periods of service with selected amounts of Final Average Earnings, under the straight-life annuity option under the pension plans without reduction for any survivor benefit.

                                    TABLE 4

                               PENSION PLAN TABLE

 REMUNERATION                                    YEARS OF SERVICE
(FINAL AVERAGE   --------------------------------------------------------------------------------
  EARNINGS)         15         20         25         30          35           40           45
--------------   --------   --------   --------   --------   ----------   ----------   ----------
40$0,000.....    $ 88,611   $118,148   $147,684   $177,221   $  206,758   $  236,758   $  266,758
500,000.....     $111,111   $148,148   $185,184   $222,221   $  259,258   $  296,758   $  334,258
600,000.....     $133,611   $178,148   $222,684   $267,221   $  311,758   $  356,758   $  401,758
700,000.....     $156,111   $208,148   $260,184   $312,221   $  364,258   $  416,758   $  469,258
800,000.....     $178,611   $238,148   $297,684   $357,221   $  416,758   $  476,758   $  536,758
900,000.....     $201,111   $268,148   $335,184   $402,221   $  469,258   $  536,758   $  604,258
1,000,000...     $223,611   $298,148   $372,684   $447,221   $  521,758   $  596,758   $  671,758
1,100,000...     $246,111   $328,148   $410,184   $492,221   $  574,258   $  656,758   $  739,258
1,200,000...     $268,611   $358,148   $447,684   $537,221   $  626,758   $  716,758   $  806,758
1,300,000...     $291,111   $388,148   $485,184   $582,221   $  679,258   $  776,758   $  874,258
1,400,000...     $313,611   $418,148   $522,684   $627,221   $  731,758   $  836,758   $  941,758
1,500,000...     $336,111   $448,148   $560,184   $672,221   $  784,258   $  896,758   $1,009,258
1,600,000...     $358,611   $478,148   $597,684   $717,221   $  836,758   $  956,758   $1,076,758
1,700,000...     $381,111   $508,148   $635,184   $762,221   $  889,258   $1,016,758   $1,144,258
1,800,000...     $403,611   $538,148   $672,684   $807,221   $  941,758   $1,076,758   $1,211,758
1,900,000...     $426,111   $568,148   $710,184   $852,221   $  994,258   $1,136,758   $1,279,258
2,000,000...     $448,611   $598,148   $747,684   $897,221   $1,046,758   $1,196,758   $1,346,758
2,100,000...     $471,111   $628,148   $785,184   $942,221   $1,099,258   $1,256,758   $1,414,258
2,200,000...     $493,611   $658,148   $822,684   $987,221   $1,151,758   $1,316,758   $1,481,758

Retirement benefits are not subject to any deductions for Social Security benefits or other offsets. The normal form of benefit is an annuity, but a lump sum payment is available, subject to certain conditions, as an optional form of payment for the portion of the retirement benefit payable under the supplementary pension plan.

In the case of the executives named in the Summary Compensation Table, compensation covered by the pension plans which is used to calculate Final Average Earnings is the annual compensation reported in the Salary and Bonus columns of the Summary Compensation Table (Table 1, at page 12). The approximate years of service as of September 30, 1998 for the executive officers named in the Summary Compensation Table are: Mr. Wagner, 35 years; Mr. Agger, 30 years; Mr. Gadomski, 28 years; Mr. Jones, 26 years; and Mr. Kaminski, 33 years.

The Company's obligations to pay benefits under the supplementary pension plan are secured by a grantor trust. Likewise, the Company's obligation to pay benefits under the nonqualified supplementary savings plan referred to in footnote 7 to Table 1, Summary Compensation Table, at page 13, is secured by a grantor trust. The Company's obligation to provide funding for each trust is secured by a letter of credit. Each letter of credit permits and each trust agreement requires the trustee to draw on the letter of credit to (a) pay benefits or trust administration expenses which the Company fails to pay and (b) fund each trust if the Company fails to maintain the letter of credit or if the Company fails to cash fund the trust on the day a change in control of the Company occurs (as defined in the trust). The assets of each trust will at all times be subject to claims of the Company's creditors and the trustee will not be able to draw on the letter of credit if the Company is insolvent (as defined in each trust).

CERTAIN AGREEMENTS WITH EXECUTIVE OFFICERS

The Company has identical agreements ("employment agreements") with certain Company executives including each of the executives named in the Summary Compensation Table. The employ-ment agreements are designed to retain the executives and provide for continuity of management in the event of any actual or threatened change in control of the Company. The employment agreements provide that in the event of a change in control of the Company (as defined in the employment agreements) each executive would have the right to continue in the Company's employment and receive compensation and benefits specified in the agreement to the earlier of his age 65 or three years following the later of the change in control or a subsequent merger, consolidation or reorganization of the Company occurring within three years of the change in control while he is still employed. If, during this period after such change in control, either the executive's employment is terminated by the Company without cause (as defined) or the executive is forced to resign due to a failure by the Company to comply with any material provision of the employment agreement, the executive would generally be entitled to receive liquidated damages equivalent to the compensation and benefits he would have received during the then remaining period of the employment agreement. This would include, in addition to continued medical, dental and other welfare benefits for such period and reimbursement of legal expenses, a lump sum cash payment equal to the then present value of (1) his monthly base salary, bonus and Company matching contribution or accrual under the Company's qualified 401(k) and nonqualified supplementary defined contribution savings plans, multiplied by the number of months remaining in the term of the employment agreement following his termination, and (2) the difference between the pension benefits which would have been payable at the end of the term of the employment agreement and the executive's earlier termination under or by reference to the Company's defined benefit pension plans.

Each employment agreement provides for indemnification of the executive if he becomes involved in litigation because he is a party to the agreement.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table furnishes information known by the Company as to the beneficial owners of more than five percent of the Company's common stock, as of September 30, 1998.

                                                             AMOUNT AND NATURE
                                                               OF BENEFICIAL
           NAME AND ADDRESS OF BENEFICIAL OWNER                  OWNERSHIP       PERCENT OF CLASS
           ------------------------------------              -----------------   ----------------
FMR Corp.(1)...............................................     16,348,086             6.8%
82 Devonshire Street
Boston, MA 02109-3614
Mellon Bank (DE) National Association......................     18,454,673             7.6%
Trustee of the Air Products and Chemicals, Inc.
Flexible Employee Benefits Trust (the "Trust")(2)
Mellon Bank Center
10th and Market Streets, 2nd Floor
Wilmington, DE 19801
State Farm Mutual Automobile Insurance Company(3)..........     15,698,400             6.5%
One State Farm Plaza
Bloomington, IL 61710
State Street Bank and Trust Company, Trustee(4)............     15,722,673             6.5%
P.O. Box 1389
Boston, MA 02104

---------------
(1) Based upon information in a report on Schedule 13G for the period ending December 31, 1997 filed by FMR Corp. with the Securities and Exchange Commission ("SEC"). Of these shares, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., beneficially owns 14,721,668 shares, representing 6.1% of the class. In the aggregate, FMR Corp. has sole voting power over 1,095,418 shares and sole investment power over 16,348,086 shares. According to the 13G, Edward C. Johnson 3d, Chairman of FMR Corp., and Abigail P. Johnson, a director of FMR Corp., also have investment power over the shares beneficially owned by FMR Corp.

(2) As indicated in a report on Schedule 13D filed by the Trust with the SEC, the Trust holds the Company's common stock under a grantor trust agreement between the Company and Mellon Bank (DE) National Association, as Trustee, creating the Trust which was entered into to provide for the satisfaction of certain obligations of the Company and its affiliates under various employee benefit and compensation plans, programs, contracts and structures (the "plans"). Shares held in the Trust are transferred from the Trust from time to time to satisfy plan obligations specified by the Company. Both the Trust and Trustee have disclaimed beneficial ownership of all 18,454,673 shares. The Trustee has no discretion in the manner in which the shares will be voted. The trust agreement provides that the Trustee will vote, and tender or exchange, the shares held in the Trust, but only in the same proportions and manner as the participants in the Company's Savings Plan direct the trustee of the Savings Plan with respect to shares of Company common stock held in the Savings Plan trust. The particular rules for Savings Plan voting are described under QUORUM REQUIREMENTS AND VOTING PROCEDURES at the top of page 23, and, for tendering or exchanging, in footnote 1(d) on page 21. The trust agreement further provides that all voting and all tendering or exchange actions and directions with respect to the shares will be held in confidence and not disclosed to any person, including officers and employees of the Company.

(3) Based upon information in a report on Schedule 13G for the period ending December 31, 1997 filed by State Farm Mutual Automobile Insurance Company ("State Farm") with the SEC, as updated by State Farm through September 30, 1998. State Farm and related entities have sole voting power and sole investment power as to all 15,698,400 shares.

(4) Based upon information in a report on Schedule 13G for the period ending December 31, 1997 filed by State Street Bank and Trust Company ("State Street") with the SEC, as updated by State Street through September 30, 1998. State Street holds 11,354,151 shares in trust as Trustee for the Company's Retirement Savings and Stock Ownership Plan (the "Savings Plan") representing 4.7% of the class. The Savings Plan trust agreement provides that the Trustee will vote, and tender or exchange, the shares held in the Savings Plan trust as the participants in the Savings Plan direct, as described under QUORUM REQUIREMENTS AND VOTING PROCEDURES at the top of page 23 and in footnote 1(d) on page 21. State Street holds the remainder of the shares in trust as trustee or discretionary advisor for various collective investment funds for employee benefit plan and other index accounts. In the aggregate, State Street has sole voting power over 3,833,722 shares, shared voting power over 11,546,453 shares, sole investment power over 4,046,591 shares, and shared investment power over 11,676,082 shares.

The table below sets forth information furnished by the following persons and, where possible, confirmed from records of the Company, as to the number of shares of the Company's common stock beneficially owned by the directors, nominees for director and executive officers of the Company generally as of November 1, 1998.

                                                    AMOUNT AND NATURE OF BENEFICIAL
            NAME OF BENEFICIAL OWNER              OWNERSHIP(1) AND PERCENT OF CLASS(2)
            ------------------------              ------------------------------------
James H. Agger..................................     245,902(3)
Tom H. Barrett..................................      36,143(4)
L. Paul Bremer III..............................      18,505(4)
Robert Cizik....................................      24,392(4)
Ruth M. Davis...................................      12,219(4)
Ursula F. Fairbairn.............................         400
Robert E. Gadomski..............................     358,759(3)
Edward E. Hagenlocker...........................       7,056(4)
James F. Hardymon...............................       3,314(4)
John P. Jones III...............................     308,862(3)
Joseph J. Kaminski..............................     412,522(3)
Terry R. Lautenbach.............................      19,503(4)
Ruud F. M. Lubbers..............................       7,874(4)
Takeo Shiina....................................      13,651(4)
Lawrason D. Thomas..............................      14,363(4)
Harold A. Wagner................................     895,837(3)(5)
All directors and executive officers as a group,
  comprised of 18 persons.......................   2,650,110                    1.09%

---------------
(1) Beneficial ownership of common stock as reported in the above table has generally been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Accordingly, all Company securities over which the directors, nominees and executive officers named or the group directly or indirectly have or share voting or investment power have been deemed beneficially owned and have been included in the table. Except as otherwise noted in this footnote, the directors, nominees and executive officers have sole voting and investment power over the securities indicated in the table as beneficially owned by them.

     Included in the figures in the table are:

     (a) an aggregate of 2,001,386 options granted under the Company's Long-Term Incentive Plan and under the Company's Stock Option Plan for Directors, an aggregate of 162,000 deferred stock units known as "Career Shares" awarded under the Company's 1990 Deferred Stock Plan, an aggregate of 219,360 deferred stock units known as "Performance Shares" granted under the 1997 Long-Term Incentive Plan (105,000 of said awards being subject to achieving certain performance objectives and being reported herein at the 100% target level of earn out), and an aggregate of 57,204 deferred stock units under the Deferred Compensation Plan for Directors, as to which securities the recipient directors, nominees, and executive officers have no voting or investment power;

     (b) an aggregate of 8,265 shares held by, or for the benefit of, members of the immediate families or other relatives of certain of the directors, nominees and executive officers, of which amount such directors, nominees and executive officers disclaim beneficial ownership of 8,265 shares;

     (c) an aggregate of 8,152 shares owned jointly by certain of the directors, nominees and executive officers with their spouses with whom they share voting and investment power; and

     (d) shares represented by units of interest allocated to the account of the current executive officers named above under the Company's Retirement Savings and Stock Ownership Plan (the "Savings Plan"). Participants are entitled to confidentially direct the Savings Plan trustee as to how to vote such shares represented by units of interest allocated to their Savings Plan accounts, as described under QUORUM REQUIREMENTS AND VOTING PROCEDURES at the top of page 23. Further, participants have the right to confidentially direct the trustee as to whether or not to tender or exchange such Savings Plan shares, but if the trustee does not receive timely directions from participants such shares will not be tendered or exchanged. The trustee will respond as to fractional shares in the same proportions as Savings Plan shares for which participant directions have been received.

(2) No individual director's, nominee's or executive officer's beneficial holdings totaled 1% or more of the outstanding shares as of such date, determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (under which the deferred stock units referred to in footnote 1(a) above are disregarded for all percentage calculation purposes).

(3) These figures include shares which could be acquired in the following amounts by exercise of stock options within 60 days of November 1, 1998, granted under the Company's Long-Term Incentive Plan: Mr. Agger -- 195,116; Mr. Gadomski -- 281,878; Mr. Jones -- 237,598; Mr. Kaminski -- 305,078; and
    Mr. Wagner -- 692,498.

(4) These figures include shares which could be acquired in the following amounts by each nonemployee director by exercise of stock options within 60 days of November 1, 1998, granted under the Company's Stock Option Plan for
    Directors: Mr. Barrett -- 10,000; Mr. Bremer -- 10,000; Mr. Cizik -- 10,000; Dr. Davis -- 6,000; Mr. Hagenlocker -- 4,000; Mr. Hardymon -- 2,000; Mr. Lautenbach -- 10,000; Mr. Lubbers -- 6,000; Mr. Shiina -- 10,000; and Mr. Thomas -- 8,000.

(5) This figure includes 25,524 shares owned by a charitable foundation, as to which Mr. Wagner has shared voting and investment power.

            SECTION 16(a) Beneficial Ownership Reporting Compliance

The Company believes that all of its directors and officers subject to Section 16(a) have complied with all Section 16 filing requirements.

      INFORMATION ABOUT VOTING AND THE CONDUCT OF THE 1999 ANNUAL MEETING

VOTING BY PROXY

Only shareholders of record on November 30, 1998, the record date for the Annual Meeting, are entitled to vote at the meeting. Each such shareholder including Company employees and former employees who are registered shareholders, are furnished a proxy card accompanying this Proxy Statement for voting the shares registered in their name. The proxy card indicates on its face the number of shares of common stock registered in the name of each such shareholder, including full shares enrolled in the Direct Investment Program on the record date. Shareholders whose shares are registered in the name of a bank, broker or other holder of record will receive instructions from the holder of record on how to instruct such holder to vote their shares. Each employee and former employee who owns shares of common stock under the Company's Retirement Savings and Stock Ownership Plan is furnished a separate voting instruction card by the plan trustee for directing the plan trustee to vote the number of shares credited to their plan account on the record date.

If you are a registered or beneficial owner of common stock described in the preceding paragraph, to be sure that your vote is counted, you are urged to complete and sign and date the proxy or voting instruction card enclosed in this package and return it in the postage paid envelope that is provided whether or not you plan to attend the meeting in person. Returning the proxy card does not affect your right to vote in person if you attend the meeting. The prompt return of your signed proxy or instruction card will aid the Company in reducing the expense of additional proxy solicitation.

Employees and former employees who have stock options awarded to them by the Company or an affiliate but who don't otherwise own any Company common stock on the record date entitling them to vote or instruct a nominee to vote on their behalf at the meeting, are not receiving a proxy card for voting. Such persons are being furnished this Proxy Statement for their information as required by law.

This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about December 14, 1998. Each registered and beneficial owner of common stock or employee or former employee holding a stock option on November 30, 1998, should have received a copy of the Company's Annual Report to Shareholders including financial statements either with this Proxy Statement or prior to its receipt, although the Annual Report to Shareholders is not considered part of this proxy solicitation material. If, upon receipt of this package, you have not received the Annual Report to Shareholders, please write to the Secretary of the Company at 7201 Hamilton Boulevard, Allentown, Pennsylvania 18195-1501, and a copy will be sent to you.

QUORUM REQUIREMENTS AND VOTING PROCEDURES

Each share of common stock entitles the holder of record on the record date to one vote except as noted below. There were 229,304,441 issued and outstanding shares of common stock as of the November 30, 1998 record date entitled to vote at the 1999 Annual Meeting. Under applicable Delaware law and the Company's By-Laws, as amended, the holders of a majority of the shares entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. Proxies marked as abstaining and broker "non-votes" will be treated as present for purposes of determining a quorum for the meeting.

A broker non-vote will occur when a registered holder or nominee holding shares for a beneficial owner does not have the authority under the rules of the New York Stock Exchange ("NYSE") to cast a vote on a particular matter and the beneficial owner has not furnished voting instructions on the matter. Under the circumstances currently known to management the NYSE rules would permit nominees to vote without instruction on the type of proposals described in this Proxy Statement, so it is not expected that broker non-votes will occur. Broker non-votes would not be counted for any purpose as to any matter for which non-vote is indicated on the broker's proxy and, thus, would have no effect on the outcome of the vote on such matter.

When a proxy card is properly executed and returned, the shares represented will be voted by the proxyholders named on the card in accordance with the shareholder directions. Shareholders may vote on a matter by marking the appropriate box on the card. If the card is executed and returned and no choice is specified for a matter, the shares will be voted as recommended by the Board of Directors and management on that matter.

Any shareholder executing a proxy may revoke that proxy or submit a revised one at any time before it is voted. A shareholder may also vote by ballot at the Annual Meeting, thereby canceling any proxy previously returned as to any matter voted on by ballot.

Management knows of no matters other than those set forth on the proxy card that may properly be presented for action at the 1999 Annual Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares represented in accordance with their best judgment on any other business that may come before the meeting.

Full shares of common stock held for the account of shareholders participating in the Direct Investment Program as of the record date will be voted in the same manner as those shareholders have authorized their shares held of record to be voted. If such shareholders fail to instruct how the shares registered in their names shall be voted by not returning a proxy card, the shares held in their Direct Investment Program accounts will likewise not be voted.

Full shares of common stock represented by units of interest allocated to the account of participants in the Company's Retirement Savings and Stock Ownership Plan will be voted by the plan trustee pursuant to confidential directions received from the plan participants. Any such shares for which the trustee receives no voting directions and fractional shares will be voted by the trustee in the same proportions as plan shares for which voting directions have been received.

PROXY SOLICITATION

The entire cost of soliciting proxies will be borne by the Company including the cost of preparing, mailing, and printing this Proxy Statement. Solicitation costs include payments to brokerage firms and others for forwarding solicitation materials regarding the meeting to beneficial owners. The Company has also retained Morrow & Co. to assist in the solicitation of proxies from shareholders for a fee of approximately $7,500, plus expenses. It may be that further solicitation of proxies will be made by telephone or oral communication by employees of the Company who will not be directly compensated for soliciting proxies.

               SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

Certain matters are required to be considered at the annual meeting of shareholders, such as the election of directors. From time to time, the Board of Directors may wish to submit to the shareholders other matters for consideration, such as the ratification of the selection of auditors, management proposals regarding incentive programs, and most changes in the Certificate of Incorporation. Additionally, shareholders may be asked to consider and take action on proposals submitted by shareholders who are not members of management that cover matters deemed proper under regulations of the Securities and Exchange Commission and applicable state laws.

Shareholders' eligibility to submit proposals for inclusion in the Company's Proxy Statement, proper subjects for such proposals, and the form of shareholder proposals are regulated by Rule 14a-8 under Section 14(a) of the Securities Exchange Act of 1934. For shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2000 Annual Meeting, the proposal must be received at the Company's principal executive office on or before August 16, 1999. The Company's By-Laws, as amended, require shareholders who intend to propose the nominations of persons for election as directors or other business to be considered by shareholders at an annual meeting (other than shareholder proposals included in the proxy statement pursuant to Rule 14a-8), to give written notice to the Secretary of the Company at least 90 days but no more than 120 days prior to the anniversary date of the previous year's annual meeting. Therefore, matters to be raised by a shareholder at the 2000 Annual Meeting must be received at the Company's principal executive offices on or after September 30, 1999 but no later than October 30, 1999. The written notice must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. Copies of the By-Law provisions setting forth the specific notice requirements will be forwarded to any shareholder of record upon written request.

All proposals or notices of proposals by shareholders, whether or not to be included in the Company's proxy materials, should be sent to the Secretary of the Company at 7201 Hamilton Boulevard, Allentown, Pennsylvania 18195-1501.

                                     (LOGO)
                        AIR PRODUCTS AND CHEMICALS, INC.
                            7201 Hamilton Boulevard
                            Allentown, PA 18195-1501

                             PROXY SOLICITED BY THE
    BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS--JANUARY 28, 1999

The undersigned hereby appoints Harold A. Wagner, James H. Agger, and Leo J. Daley, or any one of them, with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Air Products and Chemicals, Inc. on Thursday, January 28, 1999, and at any adjournments thereof, and to vote at such meeting the shares which the undersigned would be entitled to vote if personally present in accordance with the following instructions and to vote in their judgement upon all other matters which may properly come before the meeting and any adjournments thereof.


                                                              /SEE REVERSE SIDE/
--------------------------------------------------------------------------------

                            - FOLD AND DETACH HERE -

                        (Air Products logo appears here)

                                 ANNUAL MEETING
                                       OF
                       AIR PRODUCTS AND CHEMICALS, INC.

                          THURSDAY - JANUARY 28, 1999
                                   2:00 P.M.
                        TOMPKINS COLLEGE CENTER THEATER
                       CEDAR CREST COLLEGE, ALLENTOWN, PA

[X] Please mark your
    votes as in this
    example.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

                  FOR   WITHHELD                  Nominees are:
1. To elect all   [  ]    [  ]                    R. Cizik, U.F. Fairbairn, J.P. Jones III, J.J. Kaminski, and
   nominees                                       R.F.M. Lubbers as Class I directors for three-year terms.
For all nominees except those named below:

--------------------------------------------------------------------------------------

                                                        FOR   AGAINST   ABSTAIN
2. APPOINTMENT OF AUDITORS.                             [  ]   [  ]       [  ]
   Ratification of appointment of Arthur Andersen LLP, as independent certified public accountants for fiscal year 1999.

   The shares represented by this proxy will be voted as directed by the shareholder on this proxy with respect to Proposals 1 and 2. If no direction is given, such shares will be voted for Proposals 1 and 2. Such shares will be voted in the proxies' discretion upon such other business as may properly come before the meeting.

SIGNATURE(S) ________________________________________ DATE ____________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                        AIR PRODUCTS AND CHEMICALS, INC.
                              SHAREHOLDER SERVICES
                   DIRECT INVESTMENT PROGRAM FOR SHAREHOLDERS

The Direct Investment Program provides an alternative to traditional retail brokerage methods for registered shareholders and non-shareholders to purchase Air Products and Chemicals, Inc. common stock and to reinvest dividends in Air Products stock. It is a convenient and economical way for you to initiate and increase your investment in Air Products through the purchase of shares with voluntary cash payments and all or part of your dividends. Cash payments may be made by mail or through automatic monthly deductions from your bank account.

                          DIRECT DEPOSIT OF DIVIDENDS

Shareholders receiving a dividend check may have payments deposited directly into their checking or savings account at any financial institution participating in the ACH network. Through an Electronic Funds Transfer, your dividend can be deposited electronically on the dividend payment date. There is no charge to shareholders for this service.

For details or enrollment in the Direct Investment Program or for direct deposit of dividends, simply contact First Chicago Trust Company of New York, which administers these programs for Air Products. The address and convenient "800" numbers are shown below.

Direct Investment Program
for Shareholders of Air Products and Chemicals, Inc.
c/o First Chicago Trust Company of New York
P.O. Box 2598
Jersey City, New Jersey 07303-2598

Existing shareholders:                  800-519-3111
Non-shareholders inquiring
about the Program:                      888-694-9458

Be sure to include a reference to
Air Products and Chemicals, Inc.